BLACK ELK ENERGY ANNOUNCES EXPIRATION OF TENDER OFFER TO PURCHASE ITS 13.75% SENIOR SECURED NOTES DUE 2015

Houston, TX – August 14, 2014 – Each of Black Elk Energy Offshore Operations, LLC and Black Elk Energy Finance Corp. (together, the "Company") today announced the expiration of its previously announced tender offer (the “Offer”) to purchase for cash all of its outstanding $150,000,000 aggregate principal amount of 13.75% senior secured notes due 2015 (the "Notes") and receipt of the requisite consents needed to approve the adoption of the proposed amendments to the indenture under which the Notes were issued in connection with its previously announced consent solicitation (the “Consent Solicitation”). As of the expiration of the Offer at 5:00 p.m. EST on August 13, 2014 (the “Expiration Time”), $11,333,000 principal amount of the Notes had been validly tendered and not withdrawn, and holders of $110,565,000 principal amount of the Notes, or 73.71% of the Notes, had validly consented to the Consent Solicitation and not revoked such consent.

The terms of the Offer and Consent Solicitation for the Notes are detailed in the Company’s Offer to Purchase and Consent Solicitation Statement dated July 16, 2014, and in the related Letter of Transmittal and Consent to Tender and to Give Consent (referred to herein collectively as the "Offer Documents”).

Upon the satisfaction or waiver of the conditions to effectiveness specified in the Offer Documents, including the closing of the previously announced sale of properties to Renaissance Offshore, LLC, (i) the Company, the guarantor and the trustee under the indenture governing the Notes will enter into a Second Supplemental Indenture in order to effect the proposed amendments to the indenture governing the Notes and (ii) all Notes validly tendered and not withdrawn at or before the Expiration Time will be accepted for payment in accordance with the terms of the Offer Documents.

The Offer and the Consent Solicitation are being made solely by means of the Offer Documents, which have been made available to the holders of Notes. Under no circumstances shall this news release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of the Company or of any other person, nor shall there be any offer or sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Any questions concerning the terms and conditions of the Offer and the Consent Solicitation should be directed to the Company, Attention: Stephen Fuerst at (281) 598-8600.
About Black Elk Energy Offshore
Black Elk Energy Offshore Operations, LLC (www.blackelkenergy.com) is an independent oil and gas company headquartered in Houston, Texas. The Company’s team of professionals is dedicated to performing to the highest industry safety standards, operating within and beyond the requirements of the regulations, and maintaining its stance as a good corporate citizen. The Company’s seasoned industry executives have extensive oil exploitation experience and knowledge with a unique demonstrated track record of increasing reserves and production.

COMPANY CONTACTS:

Stephen Fuerst
sfuerst@blackelkenergy.com
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(281) 598-8600

DEPOSITARY AND TABULATION AGENT CONTACTS:

The Bank of New York Mellon Trust Company, N. A.
Corporate Trust Operations, Reorganization Unit
111 Sanders Creek Corporate Center (Bldg)
East Syracuse, NY 13057
Attention: Dacia Brown-Jones
(315) 414-3349

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Black Elk Energy Offshore Operations, LLC and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Black Elk Energy Offshore Operations, LLC does not assume a duty to update these forward-looking statements.